NEW CENTURY FINANCIAL CORPORATION
                  EMPLOYEE STOCK PURCHASE PLAN

                     SUBSCRIPTION AGREEMENT


     Attached to this Subscription Agreement as Exhibits A and B are copies of the New Century Financial Corporation Employee Stock Purchase Plan (the "Plan") and related Prospectus. The Plan is voluntary and provides Eligible Employees the opportunity to purchase shares of the Company's Common Stock at a discount. You should complete this form if you want to participate in the Plan commencing with the ___________________ to _______________
Offering Period. IN ORDER TO BE VALID, THIS SUBSCRIPTION AGREEMENT MUST BE PROPERLY EXECUTED AND RECEIVED BY THE CORPORATION ON OR BEFORE ______________.


DEFERRAL ELECTION. If you are an Eligible Employee (as defined in the Plan) as of _________________, you may participate in the Plan for the ________________ to _______________ Offering Period.

To commence participation in the Plan, initial the box below and indicate the level of Contributions that are to be deducted from your Compensation. You should indicate the level of Contributions that are to be deducted from your Compensation
(excluding bonuses) and from your bonuses (if any).

___ I hereby authorize the Company to deduct from my paycheck each pay period __________% (designate a whole number from 1% to 10%, or zero) of my Compensation (excluding bonuses) and __________% (designate a whole number from 1% to 10%, or zero) of my bonuses, for the purchase of Common Stock under the Plan. My Contributions will be deducted from each one of my paychecks beginning with the first full pay period commencing on _____________ and will continue for the entire Offering Period (unless my Plan participation terminates or until I file a Withdrawal Form or a Change in Contributions Form with the Corporation pursuant to the terms of the
     Plan). My Contributions are subject to certain limits under the Plan and any Contributions in excess of these limits will be refunded to me. I must file a new Subscription Agreement for each Offering Period in which I am eligible and wish to participate in the Plan.


BENEFICIARY DESIGNATION. (Please initial the following box if you have attached a Designation of Beneficiary form. If you have already filed a Designation of Beneficiary form under the Plan, you do not need to file a new form unless you wish to change your beneficiary.)

___ I hereby acknowledge that I have read and completed the Designation of Beneficiary attached hereto as Exhibit C.


SIGNATURE. I hereby agree to be bound by the terms of the Plan, acknowledge receipt of a copy of the Plan and Prospectus, and authorize the election, payroll deductions, and beneficiary designation (if applicable) specified above.


________________________             __________________________
Signature                            Date

________________________             __________________________
Print Name                           Social Security Number

________________________             __________________________

Street Address                       City, State, Zip Code

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